UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2010

DEER VALLEY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Florida	000-05388	20-5256635
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3111 W. Dr. MLK Blvd., Ste 100, Tampa, FL		33607
(Address of principal executive offices)		(Zip code)

(813) 418-5250

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Unless otherwise indicated or the context otherwise requires, all references below in this Current Report on Form 8-K to “we,” “us,” “Deer Valley” and the “Company” are to Deer Valley Corporation, a Florida corporation, together with its wholly-owned subsidiaries, Deer Valley Homebuilders, Inc., an Alabama corporation and Deer Valley Finance Corp., a Florida corporation. Specific discussions or comments relating to Deer Valley Corporation will reference “Deer Valley Corporation,” and those relating to Deer Valley Homebuilders, Inc. and Deer Valley Finance Corp. will be referred to as “DVH” and “DVFC”, respectively.

ITEM 8.01	Other Events.

On October 14, 2010, the Company redeemed certain Common Stock Purchase Warrants exercisable for an aggregate of 15,846,704 shares of its common stock. The Company paid to the seller a total purchase price of $40,000 to redeem such warrants.

Item 9.01	Financial Statements and Exhibits

The following exhibits are filed with this Form 8-K:

(d)	Exhibits.

99.1	Press Release: DEER VALLEY CORPORATION DRAMATICALLY REDUCES DILUTIVE DERIVATIVE OBLIGATIONS THROUGH REPURCHASE OF OUTSTANDING WARRANTS

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEER VALLEY CORPORATION

By:	s/ Charles Masters
Name:	Charles G. Masters
Title:	President, Chief Executive Officer
Dated:	October 14, 2010